UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2016 (May 10, 2016)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Healthcare Realty Trust Incorporated (the "Company") held its Annual Meeting of Shareholders on May 10, 2016. At the Annual Meeting, there were present in person or by proxy 103,496,504 shares of the Company’s common stock, representing approximately 90.51% of the total outstanding eligible votes. The proposals considered at the Annual Meeting were voted on as follows:

1.	The following individuals were elected to serve as directors for one-year terms or until their successors have been elected and take office.

	Votes For	Votes Withheld	Broker Non-Votes
David R. Emery	88,203,507.925	407,175.331	5,063,802.00
Nancy H. Agee	87,715,062.548	895,620.708	5,063,802.00
Charles Raymond Fernandez, M.D.	88,234,242.548	376,440.708	5,063,802.00
Peter F. Lyle	88,478,215.548	132,467.708	5,063,802.00
Edwin B. Morris III	88,226,789.548	383,893.708	5,063,802.00
John Knox Singleton	88,238,398.548	372,284.708	5,063,802.00
Bruce D. Sullivan, CPA	87,814,059.548	796,623.708	5,063,802.00
Christann M. Vasquez	88,465,008.548	145,674.708	5,063,802.00
Dan S. Wilford	84,037,727.548	4,572,955.708	5,063,802.00

2.	The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
93,051,560.087	574,848.745	48,076.42	—

3.	The shareholders approved, on a non-binding advisory basis, the Company’s compensation of its executive officers by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
86,984,330.638	1,054,342.949	572,009.669	5,063,802.00

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED By: /s/ J. Christopher Douglas
J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Date: May 10, 2016